As filed with the Securities and Exchange Commission on December 9, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 3123, Three Bentall Centre 595 Burrard Street Vancouver, British Columbia V7X 1J1 (604) 609-6100	4553 Glencoe Avenue, Suite 200 Marina del Rey, California 90292 (310) 314-2000
(Address and telephone number of principal executive offices)

Lions Gate Entertainment Corp. Employees’ and Directors’

Equity Incentive Plan
(Full title of the plan)

Wayne Levin, General Counsel

Lions Gate Entertainment Corp.
4553 Glencoe Avenue, Suite 200
Marina del Rey, California 90292
(Name and address of agent for service)

(310) 314-2000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered	per unit	offering price	Registration fee

Common Shares	1,068,750(1)	$4.00(2)	$4,275,000(2)	$345.85(2)

No par value, issuable pursuant to the Lions Gate Entertainment Corp. Employees’ and Directors’ Equity Incentive Plan (the “Plan”)

(1)	This Registration Statement covers, in addition to the number of shares of Common Shares stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated for the Plan based upon the average of the high and low prices of the Common Shares on December 4, 2003, as reported on the American Stock Exchange and published in the Western Edition of The Wall Street Journal. The Exhibit Index for this Registration Statement is at page 7.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 23.4

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

      The following documents of Lions Gate Entertainment Corp. (the “Company”) filed with the Commission are incorporated herein by reference:

1. The Company’s Registration Statements on Form S-8 relating to the Plan (File Nos. 333-9630, 333-12800 and 333-107266) filed with the Commission on November 12, 1998, October 31, 2000 and July 23, 2003, respectively;

2. The Company’s Annual Report on Form 10-K for the year ended March 31, 2003, filed with the Commission on June 30, 2003;

3. The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2003 and September 30, 2003, filed with the Commission on August 14, 2003 and November 14, 2003, respectively, and

4. The Company’s Current Reports on Form 8-K filed with the Commission on October 7, 2003, October 15, 2003, October 27, 2003 and December 5, 2003.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.     Exhibits

      See the attached Exhibit Index on page 7, which is incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 5, 2003.

LIONS GATE ENTERTAINMENT CORP

By:	/s/ WAYNE LEVIN

Wayne Levin
Executive Vice President

POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Jon Feltheimer, Michael Burns, Wayne Levin and James Keegan, or any of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ MARK AMIN Mark Amin	Vice Chairman of the Board of Directors	November 28, 2003

/s/ MICHAEL BURNS Michael Burns	Director	November 28, 2003

/s/ DREW CRAIG Drew Craig	Director	November 28, 2003

/s/ ARTHUR EVRENSEL Arthur Evrensel	Director	November 28, 2003

/s/ JON FELTHEIMER Jon Feltheimer	Chief Executive Officer and Director (Principal Executive Officer)	November 28, 2003

Signatures	Title	Date

/s/ JAMES KEEGAN James Keegan	Chief Administrative Officer and Chief Financial Officer (Principal Accounting and Financial Officer)	November 28, 2003

/s/ GORDON KEEP Gordon Keep	Secretary and Director	November 28, 2003

/s/ MORLEY KOFFMAN Morley Koffman	Director	November 28, 2003

/s/ PATRICK LAVELLE Patrick Lavelle	Director	November 28, 2003

André Link	Chairman of the Board of Directors

/s/ HARALD LUDWIG Harald Ludwig	Vice Chairman of the Board of Directors	November 28, 2003

/s/ GARY NEWTON Gary Newton	Director	November 28, 2003

/s/ G. SCOTT PATERSON G. Scott Paterson	Director	November 28, 2003

/s/ JEFF SAGANSKY Jeff Sagansky	Director	November 28, 2003

/s/ HARRY SLOAN Harry Sloan	Director	November 28, 2003

/s/ MITCHELL WOLFE Mitchell Wolfe	Director	November 28, 2003

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5	Opinion of Heenan Blaikie (opinion re: legality).
23.1	Consent of Ernst & Young LLP (consent of independent auditors).
23.2	Consent of Ernst & Young LLP (consent of independent auditors).
23.3	Consent of PricewaterhouseCoopers LLP (consent of independent auditors).
23.4	Consent of PricewaterhouseCoopers LLP (consent of independent auditors).
23.5	Consent of Counsel (included in Exhibit 5).
24	Power of Attorney (included in this Registration Statement under “Signatures”).